Exhibit (l)(i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of The Gabelli Multimedia Trust Inc. as filed with the Securities and Exchange Commission on or about May 21, 2014

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

May 21, 2014